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                                                                     Exhibit 23





                        Consent of Independent Auditors





The Plan Committee
United Artists Entertainment
  Employee Stock Ownership Plan:


We consent to incorporation by reference in the Registration Statement (No. 33-29955) on Form S-8 of the United Artists Entertainment Stock Ownership Plan of our report dated June 22, 1994, relating to the United Artists Entertainment Employee Stock Ownership Plan statements of net assets available for participant benefits as of December 31, 1993 and 1992, and the related statements of changes in net assets available for participant benefits for each of the years in the three-year period ended December 31, 1993 and related schedules which report appears in the December 31, 1993 Annual Report on Form 11-K of the United Artists Entertainment Employee Stock Ownership Plan.



                                            /s/ KPMG PEAT MARWICK
                                            KPMG Peat Marwick



Denver, Colorado
June 27, 1994